UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2010
POPULAR, INC.
(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	001-34084	66-0667416

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 MUNOZ RIVERA AVENUE HATO REY, PUERTO RICO	00918

(Address of principal executive offices)	(Zip code)
(787) 765-9800

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Retirement of Brunilda Santos
On February 18, 2010, Brunilda Santos de Álvarez, Executive Vice President and Chief Legal Officer of Popular, Inc. (the “Corporation”), announced her election to retire due to health reasons. Her retirement is expected to become effective on March 1, 2010.
Designation of Executive Officers For Reporting Purposes
On February 18, 2010, following an assessment of the current responsibilities, functions and reporting lines of the Corporation’s officers, the Board of Directors (the “Board”) adopted a resolution identifying those officers that it considered to be executive officers for SEC reporting purposes.
As a result of this assessment, the Board identified the following persons as the executive officers of the Corporation for SEC reporting purposes:

Richard L. Carrión	—	Chief Executive Officer
David H. Chafey, Jr.	—	President and Chief Operating Officer
Jorge A. Junquera	—	Senior Executive Vice President and Chief Financial Officer
Brunilda Santos de Álvarez	—	Executive Vice President and Chief Legal Officer
Amílcar Jordán	—	Executive Vice President
Carlos Vázquez	—	Executive Vice President
Elí Sepúlveda	—	Executive Vice President
Eduardo J. Negrón, the Corporation’s Executive Vice President in charge of People and Fèlix M. Villamil, the Executive Vice President who presides EVERTEC, the Corporation’s processing company, should no longer be considered executive officers for SEC reporting purposes. This determination does not affect Mr. Negrón’s nor Mr. Villamil’s title, duties or current responsibilities with the Corporation.
Modifications to Executive Compensation Program
On February 18, 2010, the Compensation Committee (the “Committee”) of the Board approved modifications to its executive compensation program with respect to its named executive officers (“NEOs”). The modifications were consistent with the requirements of the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury in June 2009 (the “TARP Interim Final Rule”). The TARP Interim Final Rule imposes certain restrictions on compensation paid by the Corporation to its “senior executive officers” and certain other employees as a participant in the TARP Capital Purchase Program (“CPP”).
After careful consideration of compensation trends within the marketplace, and based on input from its compensation consultant (Pearl Meyer & Partners), the Committee determined that modest modifications for 2010 are deemed appropriate. The review performed by the Committee’s consultant, which included a comparison of executive pay and performance with the Corporation’s peer financial institutions, revealed that total direct compensation of the Corporation’s NEOs was significantly lower than local and national industry peers. This finding, in conjunction with the Corporation’s elimination of certain perquisites and freeze of benefits in its retirement pension and pre-tax savings plans, had placed its executives in a low competitive position. Although the Corporation’s target compensation levels have already been reduced in line with performance, the Committee approved certain limited modifications to its NEO executive compensation program to balance goals to: 1) ensure compliance with the CPP; 2) provide fair compensation considering performance and market practice; and 3) align the interests of executives with shareholder interests. Similar modifications were also made to the compensation of members of management other than NEOs.
Restricted Stock Award
The Corporation’s incentive program for NEOs is solely in the form of restricted stock, thereby aligning executive performance with the Corporation’s long-term profitability and the optimal use of shareholder capital. TARP-covered NEOs (Mr. Carrión, Mr. Junquera, Mr. Chafey, Ms. Santos, Mr. Jordán, Mr. Villamil and Mr. Vázquez) were awarded restricted stock consistent with the requirements of the TARP Interim Final Rule. The shares will vest (i.e., no longer be subject to forfeiture) on the second anniversary of the grant date. In order to be transferable, however, the Corporation must have achieved profitability for at least one fiscal year. The Committee added this additional requirement to enhance the alignment of the Corporation’s executive compensation with shareholder interests. Furthermore, once the profitability condition is obtained, the restricted stock will be transferable in 25% increments as the Corporation repays each 25% portion of the aggregate financial assistance received under TARP, or on its totality upon completion of repayment of the TARP funds.
The award for Mr. Negrón (a non-TARP covered NEO) was made in accordance with the terms of Corporation’s regular restricted stock program: 20% of the award vests at termination of employment after attaining age 55 and 10 years of service, and 80% of the award vests on the earlier of: i) termination of employment after attaining age 55 and 10 years of service, or ii) in five equal installments on each of the first five anniversaries of the grant date.
The awards indicated below were determined by the Committee upon consideration of the senior executive team’s execution of critical 2009 initiatives to manage the Corporation’s liquidity and capitalization, restructure the United States operations, improve management effectiveness and control costs. The number of shares of restricted stock awarded to the NEOs was determined by the Committee as 50% of 2009 earned base pay, utilizing the market price of the Corporation’s stock on the second business day following the grant date of February 18, 2010. The awards are subject to a clawback provision if they are found to have been based on any materially inaccurate performance metric criteria.
Base Salary Adjustment
In order to partially address the difference between the NEOs’ current total compensation and the desired level of competitiveness with regard to the Corporation’s peers, the Committee approved an increase in cash base salary for the NEOs corresponding to the reinstatement of the pay reductions ranging from 7.5% to 10% assumed by management in February, 2009 (September, 2005 for the Chief Executive Officer) in response to the economic situation and the Corporation’s financial results. The base salary increase also is meant to compensate the NEO’s for the failure to receive a customary Christmas bonus (4.12% of base pay) provided by the Corporation each December to all of its Puerto Rico-based employees. These increases effectively restore base pay to the levels prevalent in 2007.

Set forth in the table below are the compensation amounts by category for the Corporation’s NEOs resulting from the above modifications:

		Number of Shares
	Adjusted Base	of Restricted Stock
NEO	Salary	Awarded
Richard L. Carrión
CEO	$855,833	183,819
David H. Chafey, Jr.
President & COO	$799,219	176,284
Jorge A. Junquera
Senior Executive Vice President & CFO	$589,532	132,610
Brunilda Santos de Alvarez
Executive Vice President	$416,667	93,694
Amílcar Jordán
Executive Vice President	$416,667	93,694
Félix Villamil
Executive Vice President	$416,667	93,694
Carlos Vázquez* Executive Vice President	$500,000	112,433
Eduardo J. Negrón
Executive Vice President	$338,542	76,145

*	Although Mr. Vázquez was not included as an NEO in the Corporation’s 2009 Proxy Statement, he will be included as an NEO in the 2010 Proxy Statement.
Item 8.01 Other Events
On February 18, 2010, the Board approved an amendment to the Corporation’s Corporate Governance Guidelines to establish the position of lead director. A copy of the Corporate Governance Guidelines as amended is available on the Corporation’s website, www.popular.com. The lead director must be an independent director and shall be elected annually by the majority of the independent members of the Board. The independent directors voted to elect Frederic V. Salerno as the lead director for 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)
Date: February 23, 2010	By:	/s/ Ileana Gonzalez
Ileana Gonzalez
Senior Vice President and Comptroller